UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 12, 2026
Date of Report (Date of earliest event reported)

ON Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5701 N. Pima Road Scottsdale, Arizona	85250
(Address of principal executive offices)	(Zip Code)

(602) 244-6600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On November 12, 2026 (the “Closing Date”), ON Semiconductor Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as pledgors (the “Subsidiary Guarantors”), the several lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and BMO Capital Markets Corp., as sustainability structuring agent. JPMorgan Chase Bank, N.A., Bank of America, N.A., HSBC Securities (USA) N.A., Citibank, N.A., Crédit Agricole Corporate and Investment Bank, PNC Capital Markets LLC, Morgan Stanley Senior Funding, Inc., BMO Capital Markets Corp., Sumitomo Mitsui Banking Corporation, Royal Bank of Canada, Truist Securities, Inc., Barclays Bank PLC, Deutsche Bank Securities, Inc., KBC Bank N.V., New York Branch and Standard Chartered Bank are joint lead arrangers thereunder and JPMorgan Chase Bank, N.A., Bank of America, N.A., HSBC Securities (USA) N.A., Citibank, N.A., Crédit Agricole Corporate and Investment Bank, PNC Capital Markets LLC and Morgan Stanley Senior Funding, Inc. are joint bookrunners thereunder. The A&R Credit Agreement amended and restated that certain Credit Agreement, dated as of June 22, 2023, by and among the Company, as borrower, the several lenders party thereto, the Administrative Agent and the other parties party thereto, and provides for a $1.75 billion senior revolving credit facility (the “Revolving Credit Facility”).

Use of Proceeds

The proceeds of any borrowings under the Revolving Credit Facility will be available for working capital needs and other general corporate purposes of the Company and its restricted subsidiaries, including the financing of permitted acquisitions and any other purposes not prohibited by the A&R Credit Agreement. The Company did not borrow any amounts under the Revolving Credit Facility on the Closing Date.

Interest Rates

Borrowings under the A&R Credit Agreement may be incurred in U.S. Dollars, Sterling, Euros, Japanese Yen or any other currency approved by the Administrative Agent and the Lenders, subject to certain qualifications described in the A&R Credit Agreement. Regardless of currency, all borrowings under the A&R Credit Agreement may, at the Company’s option, be incurred as term SOFR loans (“Term Benchmark Loans”), daily simple RFR loans (“RFR Loans”) or alternate base rate loans (“ABR Loans”). Term Benchmark Loans will accrue interest, for any interest period, at a base rate per annum equal to (x) the Term SOFR Rate, (y) the Adjusted EURIBOR Rate or (z) the Adjusted TIBOR Rate (each, as defined in the A&R Credit Agreement), as applicable, plus 1.25%.

RFR Loans will accrue interest, for any interest period, at a base rate per annum equal to the Daily Simple RFR (as defined in the A&R Credit Agreement), plus 1.25%. ABR Loans will accrue interest at a rate per annum equal to the greatest of  (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. (or such other methodology as specified in the A&R Credit Agreement) in effect on such day, (b) the greater of (1) the Federal Funds Effective Rate (as defined in the A&R Credit Agreement) in effect on such day and (2) the Overnight Bank Funding Rate (as defined in the A&R Credit Agreement) in effect on such day plus 1⁄2 of 1.00% and (c) the Term SOFR Rate for a one month interest period (or if such day is not a business day, the immediately preceding business day) (determined after giving effect to any applicable “floor”) plus 1.00%.

The applicable rate for borrowings under the Revolving Credit Facility may be increased if the Company’s total net leverage ratio (as described below) increases (or decreased if, after any applicable increase, the Company’s total net leverage ratio decreases).

Maturity Dates

The Revolving Credit Facility will mature on November 12, 2031, subject to a springing maturity of the 91st day prior to the maturity date of certain of the Company’s convertible notes unless (x) the applicable convertible notes have been defeased in accordance with the terms of the relevant indenture on or before such date or (y) the Company’s Liquidity (as defined in the A&R Credit Agreement) is greater than or equal to the aggregate amount of such convertible notes coming due.

Mandatory Prepayments

After the Closing Date, amounts outstanding under the Revolving Credit Facility will be subject to mandatory prepayments to the extent the Administrative Agent notifies the Company at any time that the aggregate amount of revolving loans and letters of credit then outstanding exceeds the aggregate revolving commitments of the Lenders, which mandatory prepayments shall be in an amount equal to such excess and paid within one business day after the Company receives such notice from the Administrative Agent.

Certain Covenants and Events of Default

The A&R Credit Agreement contains certain affirmative and negative covenants that are customary for credit agreements of this nature. The negative covenants include, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, investments and transactions with affiliates; provided that such negative covenants may be adjusted as specified in the A&R Credit Agreement upon the Company’s election following the achievement of an investment-grade rating for any class of senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of the Company, if any (an “Investment Grade Rating Trigger Date”). The A&R Credit Agreement contains one financial covenant: a maximum total net leverage ratio of (x) consolidated total indebtedness less unrestricted cash and cash equivalents and the aggregate amount of unamortized financing fees of the Company and its restricted subsidiaries to (y) consolidated earnings before interest, taxes, depreciation and amortization and other adjustments described in the A&R Credit Agreement for the trailing four consecutive quarters of (a) for any period ending prior to the Investment Grade Rating Trigger Date, if any, 4.00 to 1.00 and (b) for any period ending after the Investment Grade Rating Trigger Date, if any, 3.50 to 1.00 for such fiscal quarter; subject to, with respect to clause (a) and clause (b) hereto, adjustments (as specified in the A&R Credit Agreement) in connection with Permitted Acquisitions (as defined in the A&R Credit Agreement) involving cash and non-cash consideration payable by the Company and its restricted subsidiaries in connection therewith in an amount in excess of $250,000,000 in the aggregate.

The A&R Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the A&R Credit Agreement and cross-default other indebtedness of the Company.

Certain Relationships

In the ordinary course of their respective businesses, certain of the Lenders and other parties to the A&R Credit Agreement and their respective affiliates have engaged, and may engage, in commercial banking, investment banking, financial advisory or other services with the Company and any of its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Guarantee and Security Agreements

The Subsidiary Guarantors are guarantors of all of the obligations under the A&R Credit Agreement pursuant to the Guarantee Agreement, dated as June 22, 2023, by and among the Company, the Subsidiary Guarantors party thereto from time to time and the Administrative Agent, subject to customary exceptions.

The obligations under the A&R Credit Agreement are secured by substantially all of the assets of the Company and the Subsidiary Guarantors, including a pledge of the equity interests in certain of the Company’s domestic and first-tier foreign subsidiaries, subject to customary exceptions, pursuant to the Security Agreement, dated as of June 22, 2023, by and among the Company, the Subsidiary Guarantors party thereto from time to time and the Administrative Agent.

The foregoing description of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Amended and Restated Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1*
Amended and Restated Credit Agreement, dated as of November 12, 2026, by and among the Company, as borrower, certain subsidiaries of the Company, as pledgors, the several lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and BMO Capital Markets Corp., as sustainability structuring agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*          Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ON SEMICONDUCTOR CORPORATION

Date: November 12, 2026	By:	/s/ Paul Dutton
	Name:	Paul Dutton
	Title:	Senior Vice President, Chief Legal Officer and Secretary